    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 21, 1997
                                                     REGISTRATION NO. 33-75464
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ___________________

                         POST EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ___________________

                          TRIQUINT SEMICONDUCTOR, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                                    95-3654013
  -----------------------               -----------------------------------
 (STATE OF INCORPORATION)               (I.R.S. EMPLOYER IDENTIFICATION NO.)

                          2300 N.E. BROOKWOOD PARKWAY
                           HILLSBOROUGH, OREGON 97124
 (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ___________________

                      1992 EMPLOYEE STOCK PURCHASE PLAN
                         1987 STOCK INCENTIVE PROGRAM
                     1987 NONQUALIFIED STOCK OPTION PLAN
                     1988 NON-EMPLOYEE STOCK OPTION PLAN
                  AMENDED AND RESTATED STOCK INCENTIVE PLAN
                           (FULL TITLE OF THE PLAN)
                               ___________________

                                 STEVEN J. SHARP
                  PRESIDENT, CHIEF EXECUTIVE OFFICER & CHAIRMAN
                          TRIQUINT SEMICONDUCTOR, INC.
                           2300 N.E. BROOKWOOD PARKWAY
                            HILLSBOROUGH, OREGON 97124
                                   (503) 615-9000
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                               ___________________

                                     COPIES TO:
                                CHRIS FENNELL, ESQ.
                        WILSON, SONSINI, GOODRICH & ROSATI
                             PROFESSIONAL CORPORATION
                                 650 PAGE MILL ROAD
                                PALO ALTO, CA 94306
                                   (415) 493-9300
                               ___________________

                                           CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM       PROPOSED MAXIMUM          AMOUNT OF
   TITLE OF EACH CLASS OF SECURITIES           AMOUNT TO BE           OFFERING PRICE       AGGREGATE OFFERING       REGISTRATION
            TO BE REGISTERED                    REGISTERED               PER SHARE                PRICE                FEE(1)
---------------------------------------------------------------------------------------------------------------------------------
 SEE BELOW.*                                       N/A*                     N/A*                   N/A*                 N/A*
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

* No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statement No. 33-75464. Therefore, no further registration fee is required.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                         TRIQUINT SEMICONDUCTOR, INC.
                      POST-EFFECTIVE AMENDMENT NO. 1 TO
                     REGISTRATION STATEMENT ON FORM S-8

                               EXPLANATORY NOTE

     This Post-Effective Amendment No. 1 (the "Amendment") to that certain Registration Statement on Form S-8 (File No. 33-75464) (the "Registration Statement") is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Act") by TriQuint Semiconductor, Inc., a Delaware corporation ("TriQuint Delaware" or the "Registrant"), which is the successor to TriQuint Semiconductor, Inc., a California corporation ("TriQuint California"), following a statutory merger effective on February 12, 1997 (the "Merger") for the purpose of changing TriQuint California's state of incorporation. Prior to the Merger, TriQuint Delaware had no assets or liabilities other than nominal assets or liabilities. In connection with the Merger, TriQuint Delaware succeeded by operation of law to all of the assets and liabilities of TriQuint California. The Merger was approved by the shareholders of TriQuint California at a meeting for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act").

     Except as modified by this Amendment No. 1, TriQuint Delaware, by virtue of this Amendment, expressly adopts the Registration Statement as its own registration statement for all purposes of the Act and the 1934 Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The contents of the Registration Statement are incorporated herein by reference. In addition, there are hereby incorporated by reference in this Amendment to the Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed pursuant to Section 13 of the 1934 Act; and

          (b) Description of Registrant's Common Stock contained in the Registrant's Registration Statement of Certain Successor Issuers on Form 8-B, filed pursuant to Section 12(g) of the 1934 Act, which was declared effective on February 18, 1997.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not Applicable.

ITEM 5.   INTEREST OF NAMED EXPERTS.

          Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

          The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Registrant's Bylaws also permit the Registrant to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Registrant would have the power to indemnify him or her against such liability under the General

Corporation Law of Delaware. The Registrant currently has secured such insurance on behalf of its officers and directors.

     The Registrant has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Registrant's Bylaws. Subject to certain conditions, these agreements, among other things, indemnify the Registrant's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

ITEM 8.   EXHIBITS.

          Exhibit
          Number              Document
          -------             --------
          23.1           Independent Auditors' Consent

ITEM 9.   UNDERTAKING.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i)  To include any prospectus required by Section
10(a)(3) of the Act;

                         (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                         (iii)     To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(ii) do not apply if the registration statement is on Form S-3, or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillsborough, State of Oregon, on this 21st day of April, 1997.


                              TRIQUINT SEMICONDUCTOR, INC.



                              By:  /s/ Steven J. Sharp
                                 -------------------------------------
                                   Steven J. Sharp
                                   President, Chief Executive Officer
                                   and Chairman (Principal Executive
                                   Officer)

                                POWER OF ATTORNEY

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENTS ON FORM S-8 HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

            SIGNATURE                      TITLE                   DATE
--------------------------  --------------------------------   --------------

/s/ Steven J. Sharp         President, Chief Executive         April 21, 1997
--------------------------  Officer and Chairman
   (Steven J. Sharp)        (Principal Executive Officer)


/s/ Edward C.V. Winn        Executive Vice President,          April 21, 1997
--------------------------  Finance and Administration,
   (Edward C.V. Winn)       Chief Financial Officer and
                            Secretary (Principal Financial
                            and Accounting Officer)


--------------------------  Director
   (Paul Gary)


* Charles Scott Gibson
--------------------------  Director                           April 21, 1997
  (Charles Scott Gibson)


* E. Floyd Kvamme
--------------------------  Director                           April 21, 1997
  (E. Floyd Kvamme)


--------------------------  Director
  (Dr. Walden C. Rhines)


* Edward F. Tuck
--------------------------  Director                           April 21, 1997
  (Edward F. Tuck)


*By:  /s/ Steven J. Sharp
    ----------------------                                     April 21, 1997
          Steven J. Sharp
          Attorney-in-Fact